EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                       FRONTIER ADJUSTERS OF AMERICA, INC.
                       -----------------------------------




Name                                 State of Incorporation             Parent Company
--------------------------------     ----------------------             --------------------------------

Frontier Adjusters of Arizona, Inc.   Arizona                           Frontier Adjusters of America, Inc.



Frontier Adjusters, Inc.              Colorado                          Frontier Adjusters of Arizona, Inc.



Frontier Adjusters Co., Ltd.          Alberta, Canada                   Frontier Adjusters, Inc.